UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

 (Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14−(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a−12

American Public Education, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a−6(i)(4) and 0−11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0−11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0−11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

American Public Education, Inc.

111 W. Congress Street

Charles Town, West Virginia 25414

Annual Meeting of Stockholders

May 21, 2021

Amendment to Annual Meeting Proxy Statement

On April 9, 2021, American Public Education, Inc. (the “Company”) first made available its proxy statement (the “Proxy Statement”) for the Company’s Annual Meeting of Stockholders to be held on May 21, 2021 (the “Annual Meeting”).

This amendment is being filed to correct the section of the Proxy Statement captioned “PROPOSAL NO. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm—Principal Accountant Fees and Services” beginning on page 75 of the Proxy Statement (the “Principal Accountant Fees Section”). The fees billed by Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered accounting firm, that were disclosed previously in the Principal Accountant Fees Section as “All Other Fees” should have been disclosed as “Audit-Related Fees.” These fees related to services provided by Deloitte in connection with acquisition activity, and in 2020 exclusively related to the Company’s proposed acquisition of Rasmussen University. This amendment also adjusts by a de minimis amount the amount of those fees for 2020, which results in a corresponding change to the total fees disclosed, and revises related disclosures below the table in the Principal Accountant Fees Section.

The Principal Accountant Fees Section is hereby replaced with the following:

Principal Accountant Fees and Services

We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The following table summarizes the aggregate fees billed by Deloitte for the fiscal years ended December 31, 2020 and 2019, respectively.

Fee Category	2020	2019
Audit Fees	$624,000	$637,915
Audit-Related Fees	$1,013,848	$609,111
Tax Fees	—	—
All Other Fees	$—	$—
Total Fees	$1,637,848	$1,247,026

Audit Fees. Consist of fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q and services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees,” including due diligence, accounting consultations and audits related to potential acquisitions, all of which for 2020 related to the proposed acquisition of Rasmussen University.

Tax Fees. Consist of fees billed for tax compliance, tax advice, and tax planning services and include fees for tax return preparation.

All Other Fees. Consist of fees billed for products and services other than those described above under Audit Fees, Audit-Related Fees and Tax Fees. There were no fees under this category in 2020 or 2019.

During the fiscal year ended December 31, 2020, Deloitte provided various services in addition to auditing our financial statements. The Audit Committee has determined that the provision of such services is compatible with maintaining Deloitte’s independence. In 2020, all fees paid to Deloitte were pre-approved pursuant to the policy described below.

*                *                *

This amendment should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by this amendment, all information in the Proxy Statement remains unchanged. The Company continues to believes that the non-audit fees paid by the Company to Deloitte for the fiscal year ended December 31, 2020 were appropriate and the Board of Directors (the “Board”) continues to recommend that you vote (1) FOR each of the nominees to the Board and (2) FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

If you have already submitted a proxy and do not wish to change your vote, you need not take any further action. If you have submitted a proxy and wish to change your vote, you may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to American Public Education, Inc., Attn: Corporate Secretary, 111 W. Congress Street, Charles Town, West Virginia 25414, (2) submitting a duly executed proxy bearing a later date, (3) voting again by Internet or by telephone, or (4) attending the Annual Meeting and voting online. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.